Exhibit 10.7

FIRST AMENDMENT

TO

AMENDED AND RESTATED VOTING AGREEMENT

This First Amendment (this “First Amendment”) to Amended and Restated Voting Agreement (the “Restated Original Voting Agreement”), dated as of May 31, 2007, is by and among New World Brands, Inc., a Delaware corporation (the “Company”), Qualmax, Inc., a Delaware corporation (“Qualmax”), P&S Spirit, LLC, a Nevada limited liability company (“P&S”), Selvin Passen, M.D. (“Dr. Passen”), Oregon Spirit, LLC, a Nevada limited liability company (“Oregon Spirit”), and, solely for purposes of Section 21 of the Restated Original Voting Agreement, M. David Kamrat, an individual (“D. Kamrat”), Jane Kamrat, an individual (“J. Kamrat”), Noah Kamrat, an individual (“N. Kamrat”), Tracy Habecker, an individual (“T. Habecker” and together with D. Kamrat, J. Kamrat and N. Kamrat the “Kamrat Family”, and the Kamrat Family and Qualmax together the “Qualmax Holders”).  Each of Qualmax, P&S, Dr. Passen and Oregon Spirit are herein referred to as a “Voting Stockholder,” and together as the “Voting Stockholders.”  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Restated Original Voting Agreement.

RECITALS:

WHEREAS, on December 29, 2006, the parties entered into an Amended and Restated Voting Agreement;

WHEREAS, the parties recognize with extreme sadness the passing of Sylvia Passen on March 14, 2007, and the shares of stock of the Company previously owned by Selvin and Sylvia Passen, TBTE, are now owned by Dr. Passen; and

WHEREAS, in relation to that First Amendment to Amended and Restated Stock Subscription and Share Transfer Agreement of even date herewith among the Company and P&S Spirit, the parties desire to amend the Restated Original Voting Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto desire to amend the Restated Original Voting Agreement to reflect the aforementioned and certain other changes thereto as set forth herein:

1.           Section 2 of the Restated Original Voting Agreement shall be amended and replaced in its entirety, effective as of the effective date of this First Amendment, to read as follows:

“2.           Nominations of Directors.

“(a)           Qualmax shall be entitled at all times until the 2009 annual meeting of the stockholders of the Company to designate two (2) individuals (the “Qualmax Nominees”) to serve as directors, which Qualmax Nominees shall initially be M. David Kamrat and Noah Kamrat.  Noah Kamrat shall be a Class II director and M. David Kamrat shall be a Class III director.  Duy Tran previously resigned as a director.

“(b)           P&S shall be entitled at all times until the 2009 annual meeting of the stockholders of the Company to designate three (3) individuals (the “P&S Nominees”) to serve as directors, which P&S Nominees shall initially be Jacob M. Schorr, Ph.D, Selvin Passen, M.D. and Mark S. Kahan.  Mark S. Kahan shall serve as a Class I Director, Selvin Passen, M.D. shall serve as a Class II director, and Jacob M. Schorr, Ph.D shall serve as Class III director.

“(c)           Pursuant to Section 3 hereof, the Qualmax Nominees and the P&S Nominees shall be elected by the Voting Stockholders (provided that such nominees remain willing to serve) such that the Qualmax Nominees and the P&S Nominees shall serve on the Board until the 2009 annual meeting of the stockholders of the Company (and in the Classes specified herein).

“(d)           If, prior to an individual’s election to the Board, any individual designated to serve as a director shall be unable or unwilling to serve as a director, the group who designated any such individual to serve as a director pursuant to the provisions of this Section 2 shall be entitled to designate a replacement in accordance with the provisions of this Section 2 who shall then be elected a director.

“(e)           No Voting Stockholder, nor any affiliate of any such Voting Stockholder, shall have any liability as a result of designating a person for election as a director, or for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Voting Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.”

2.           Section 4(d) of the Restated Original Voting Agreement shall be deleted in its entirety.  Any reference in the Restated Original Voting Agreement to “TBTE” shall be replaced with “Dr. Passen”.  Sections 22(a) and 22(c) of the Restated Original Voting Agreement shall be deleted in their entirety.

3.           Except as specifically amended hereby, the Restated Original Voting Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

4.           To the extent of any inconsistency between the terms of the Restated Original Voting Agreement and this First Amendment, the terms of this First Amendment will control.  Each reference in the Restated Original Voting Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall be deemed to be a reference to the Restated Original Voting Agreement as amended by this First Amendment, and the Restated Original Voting Agreement as so amended shall be read as a single, integrated document.

5.           This First Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.  The introductory Recitals are incorporated into and made a substantive part of this First Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                COMPANY:

                NEW WORLD BRANDS, INC.

                By: /s/ M. David Kamrat
                Name: M. David Kamrat
                Title: CEO

                VOTING STOCKHOLDERS:

                QUALMAX, INC.

                By: /s/ M. David Kamrat
                Name: M. David Kamrat
                Title: CEO

                P&S SPIRIT, LLC

                By: /s/ Selvin Passen, M.D.
                Name: Selvin Passen, M.D.
                Title:   Manager

                SELVIN PASSEN, M.D.

                By: /s/ Selvin Passen, M.D.
                Selvin Passen, M.D.

                OREGON SPIRIT, LLC

                By: /s/ Selvin Passen, M.D.
                Name: Selvin Passen, M.D.
                Title:   Manager

[signatures continued]

                 Acknowledged and agreed:

                /s/ M. DAVID KAMRAT
                M. DAVID KAMRAT

                /s/ NOAH KAMRAT
                NOAH KAMRAT

                /s/ JANE KAMRAT
                JANE KAMRAT

                /s/ TRACY HABECKER
                TRACY HABECKER

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